Exhibit 10.32

MOHAWK INDUSTRIES, INC.

1997 NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN

(Amended and Restated Effective as of January 1, 2009)

ARTICLE 1

PURPOSE OF THE PLAN

1.1 Background and Purpose. Mohawk Industries, Inc. maintains the 1997 Non-Employee Director Stock Compensation Plan (the “Plan”) to promote the long-term growth of Mohawk Industries, Inc. by providing a vehicle for Non-Employee Directors to increase their proprietary interest in the Corporation and to attract and retain highly qualified and capable Non-Employee Directors. The Plan was amended and restated as of October 23, 1997 in order to add a feature whereby Non-Employee Directors may elect to defer their Annual Retainer into a phantom stock account the performance and value of which shall be measured by reference to the performance of the Corporation’s common stock from time to time. The deferred compensation feature of the Plan became effective for Annual Retainer payable in 1998 or thereafter. The Plan was further amended and restated as of March 31, 2003 to change the timing of the grant of Shares to annual rather than quarterly grants, so as to facilitate Participants’ compliance with the filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended. The Plan was further amended and restated effective as of January 1, 2009, to bring the Plan into documentary compliance with Section 409A of the Internal Revenue Code.

1.2 Status of Plan. Article 7 of the Plan is intended to be a nonqualified, unfunded plan of deferred compensation under the Internal Revenue Code of 1986, as amended.

ARTICLE 2

DEFINITIONS

2.1 Defined Terms. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

“Annual Retainer” means the annual cash retainer fee (excluding any meeting fees) payable by the Corporation to a Non-Employee Director for services as a director (and, if applicable, as the chairman of a committee of the Board) of the Corporation, as such amount may be changed from time to time.

“Beneficiary” means any person or persons designated by a Participant, in accordance with procedures established by the Plan Administrator, to receive benefits hereunder in the event of the Participant’s death. If any Participant shall fail to designate a Beneficiary or shall designate a Beneficiary who shall fail to survive the Participant, the Beneficiary shall be the Participant’s surviving spouse, or, if none, the Participant’s surviving descendants (who shall take per stirpes), and if there are no surviving descendants, the Beneficiary shall be the Participant’s estate.

“Board” means the Board of Directors of the Corporation.

“Business Day” shall mean a day on which the Nasdaq National Market or any national securities exchange or over-the-counter market on which the Shares are traded is open for business.

“Cash Election Form” means a form, substantially in the form attached hereto as Exhibit A, pursuant to which a Non-Employee Director elects to receive his Annual Retainer for a particular Service Year in the form of cash, as provided in Section 6.2.

“Change of Control” means and includes each of the following:

(1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 25% or more of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change of Control: (i) any acquisition by a Person who is on the Effective Date the beneficial owner of 25% or more of the Outstanding Company Voting Securities, (ii) any acquisition directly from the Corporation, (iii) any acquisition by the Corporation, (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation, or (v) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and(iii) of subsection (3) of this definition; or

(2) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(3) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, and (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

“Committee” means the Compensation Committee of the Board.

“Common Stock” means the $0.01 par value common stock of the Corporation.

“Corporation” means Mohawk Industries, Inc.

“Deferral Election Form” means a form, substantially in the form attached hereto as Exhibit B, pursuant to which a Non-Employee Director elects to defer his or her Annual Retainer under the Plan.

“Election Date” means the date established by the Plan as the date by which a Participant must submit to the Plan Administrator (i) a valid Shares Election Form in order to receive Shares in lieu of Annual Retainer for a Service Year, (ii) a valid Cash Election Form to receive cash in a subsequent Service Year, or (iii) a valid Deferral Election Form to defer Annual Retainer pursuant to Article 7. The Election Date is December 31 of each year with respect to an election to be effective for the Service Year beginning on the following annual meeting date. For example, the Election Date with respect to the Service Year from May 2003 to May 2004 would be December 31, 2002; provided, however, that the Election Date for a newly eligible Participant shall be the 30th day following the date on which such individual becomes a Non-Employee Director.

“Fair Market Value per Share” as of a particular date means the closing sales price of one share of Common Stock on such date as reported on the Nasdaq National Market or any national securities exchange or over-the-counter market on which the Shares are then traded or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported.

“Non-Employee Director” means a director of the Corporation who is not an employee of the Corporation or any subsidiary of the Corporation.

“Participant” means any Non-Employee Director who is participating in the Plan.

“Phantom Stock” means a hypothetical unit of value equal to the Fair Market Value of one share of Common Stock. The concept of Phantom Stock is for bookkeeping purposes only.

“Plan” means the Mohawk Industries, Inc. 1997 Non-Employee Director Stock Compensation Plan, as amended and restated.

“Plan Administrator” means the Committee or the agent(s), if any, appointed by the Committee pursuant to Section 3.2 to assist in the administration of the Plan.

“Service Year” means a year of director service, which is the approximate 12-month period between annual meetings of the Corporation’s shareholders.

“Shares” means shares of Common Stock.

“Shares Election Form” means a form, substantially in the form attached hereto as Exhibit C, pursuant to which a Non-Employee Director elects to receive Shares in lieu of all (but not less than all) of such Non-Employee Director’s Annual Retainer, as provided in Section 6.1.

“Stock Account” means the account established by the Corporation for each Participant for Annual Retainer deferred pursuant to Article 7 of the Plan, the performance and value of which shall be measured by reference to the Fair Market Value of the Common Stock from time to time. The maintenance of individual Stock Accounts is for bookkeeping purposes only.

“Termination of Service” occurs when a Participant ceases to serve as a Non- Employee Director for any reason.

ARTICLE 3

ADMINISTRATION OF THE PLAN

3.1 Administrator of the Plan. The Plan shall be administered by the Committee.

3.2 Authority of Committee. The Committee shall have full power and authority to: (i) interpret and construe the Plan and adopt such rules and regulations as it shall deem necessary and advisable to implement and administer the Plan, and (ii) designate persons other than members of the Committee or the Board to carry out its responsibilities, subject to such limitations, restrictions and conditions as it may prescribe, such determinations to be made in accordance with the Committee’s best business judgment as to the best interests of the Corporation and its stockholders and in accordance with the purposes of the Plan. The Committee may delegate administrative duties under the Plan to one or more agents as it shall deem necessary or advisable, such agents to be referred to herein as the Plan Administrator.

3.3 Effect of Committee Determinations. No member of the Committee or the Board or the Plan Administrator shall be personally liable for any action or determination made in good faith with respect to the Plan or as to any settlement of any dispute between a Non-Employee Director and the Corporation. Any decision or action taken by the Committee or the Board with respect to the administration or interpretation of the Plan shall be conclusive and binding upon all persons.

ARTICLE 4

ELIGIBILITY

4.1 Eligibility. All active Non-Employee Directors of the Corporation shall be eligible to participate in the Plan.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1 Shares Subject to the Plan. Subject to adjustment as provided in the Plan, the maximum number of Shares which may be granted under Article 6 or distributed pursuant to Article 7 under the Plan is 37,500 (post-split) Shares. The Shares distributable under the Plan must be previously issued and repurchased Shares and may not be original issue Shares.

ARTICLE 6

ELECTIVE RECEIPT OF SHARES

Each Non-Employee Director shall be granted Shares subject to the following terms and conditions:

6.1 Election to Receive Shares. On the first Business Day of January following each annual meeting of shareholders of the Corporation, Shares shall be granted to each Non-Employee Director who either (i) on or before the Election Date for the then-current Service Year, filed with the Plan Administrator a written irrevocable Shares Election Form, indicating such Non-Employee Director’s election to receive Shares in lieu of all (but not less than all) of his or her Annual Retainer payable with respect to such Service Year, or (ii) filed a Shares Election Form for any prior Service Year and did not file a Cash Election Form (as described in Section 6.2 below) with respect to the current Service Year.

6.2 Subsequent Elections to Receive Cash. Once a Non-Employee Director files a Shares Election Form or a Deferral Election Form for any Service Year, that election will carry forward into subsequent Service Years unless, on or before the Election Date for any subsequent Service Year, the Non-Employee Director files a Cash Election Form for such subsequent Service Year. A Cash Election Form shall be valid for one Service Year only. A new Cash Election Form will be required to be filed for any Service Year in which the Non-Employee Director desires to receive his or her Annual Retainer in cash. Once a Non-Employee Director files a Shares Election Form or a Deferral Election Form for any Service Year, then thereafter for any Service Year for which a Cash Election Form is not timely filed, the election will automatically revert to the last-filed Shares Election Form or Deferral Election Form, as the case may be.

6.3 Number of Shares. The payment of the Annual Retainer in the form of Shares shall be paid approximately mid-way through the Service Year (January), but based on the quarterly price points during the preceding calendar year. Therefore, the number of Shares to be granted in January of each year pursuant to this Article 6 shall be the sum of A, B, C and D below:

A = (i) one quarter ( 1/ 4) of the Annual Retainer for the applicable Service Year, divided by (ii) the Fair Market Value per Share as of January 1 of the immediately prior calendar year (whether or not the director was in office on such prior January 1).

B = (i) one quarter ( 1/4) of the Annual Retainer for the applicable Service Year, divided by (ii) the Fair Market Value per Share as of April 1 of the immediately prior calendar year (whether or not the director was in office on such prior April 1).

C = (i) one quarter ( 1/ 4) of the Annual Retainer for the applicable Service Year, divided by (ii) the Fair Market Value per Share as of July 1 of the immediately prior calendar year.

D = (i) one quarter ( 1 /4) of the Annual Retainer for the applicable Service Year, divided by (ii) the Fair Market Value per Share as of October 1 of the immediately prior calendar year.

Notwithstanding the above, for the grant date in January 2004, the number of Shares to be granted shall be the number of whole Shares equal to the sum of B, C and D above, so as not to duplicate Share grants made prior to the 2003 amendment of the Plan.

In determining the number of Shares to be granted, any fraction of a share will be disregarded and the remaining amount of the Annual Retainer shall be paid in cash.

ARTICLE 7

ELECTION TO DEFER ANNUAL RETAINER

7.1 Election to Defer. A Non-Employee Director may elect to defer his or her Annual Retainer under the Plan by delivering a properly completed and signed Deferral Election Form to the Plan Administrator on or before the Election Date. The Non-Employee Director’s deferral will be effective as of the first day of the Service Year beginning after the Plan Administrator receives the Non-Employee Director’s Deferral Election Form, or, in the case of a newly eligible Participant, on the first day of the calendar month beginning after the Plan Administrator receives such Non-Employee Director’s Deferral Election Form.

7.2 Termination or Continuation of Deferral Election Form.

(a) Voluntary Termination. A Participant may terminate his or her Deferral Election Form at any time. Such termination will be effective on the first day of the Service Year following the end of the calendar year in which the Participant notifies the Plan Administrator of the Participant’s termination of the Deferral Election Form. Any Annual Retainer deferred prior to the termination of the Deferral Election Form shall remain deferred in accordance with the original Deferral Election Form and the Plan. The Participant may deliver a new Deferral Election Form and thereby defer the receipt of any future Annual Retainer, effective as of the first day of the Service Year following the end of the calendar year in which the Participant files the new Deferral Election Form or the first day of any subsequent Service Year.

(b) Continuation of Deferral Election Form. If the Participant fails to terminate an effective Deferral Election Form prior to the Election Date preceding the next Service Year, the Participant’s Deferral Election Form in effect during the previous Service Year shall continue in effect during the new Service Year.

(c) Automatic Termination of Deferral Election Form. A Participant’s Deferral Election Form will automatically terminate at the earlier of (i) the Participant’s Termination of Service, or (ii) at the end of the Service Year following the termination of the Plan in accordance with Code Section 409A (see Treas. Reg. Section 1.409A-3(j)(4)(ix)).

7.3 Stock Account. For bookkeeping purposes, the Annual Retainer which a Non-Employee Director elects to defer pursuant to the Plan shall be transferred to and held in an individual Stock Account in the name of such Participant. Amounts to be deferred shall be credited to the Participant’s Stock Account as of the date such Annual Retainer is otherwise payable. Amounts deferred into a Stock Account are recorded as units of Phantom Stock, and fractions thereof, with one unit equating to a single share of Common Stock. Thus, the value of one unit of Phantom Stock shall equal the Fair Market Value of a single share of Common Stock. The use of units is merely a bookkeeping convenience; the units are not actual shares of Common Stock. As described below in Section 7.5, a Participant may elect to have some or all of the value of his or her Stock Account distributed in actual shares of Common Stock. The maximum number of Phantom Stock units that may be allocated by deferral of Annual Retainer to Stock Accounts under the Plan is 25,000. To the extent required for bookkeeping purposes, a Participant’s Stock Account will be subdivided to reflect deferred Annual Retainer on a year-by-year basis. For example, a 1998 Stock Sub-Account, a 1999 Stock Sub-Account, and so on.

7.4 Credits to the Stock Account.

(a) Initial Crediting of Stock Account. If a Participant elects to defer Annual Retainer into his or her Stock Account, such account shall be credited, as of the date described in Section 7.1, with that number of units of Phantom Stock, and fractions thereof, obtained by dividing the dollar amount to be deferred into the Stock Account by the Fair Market Value of the Common Stock as of such date.

(b) Dividend Equivalents. Effective as of the payment date for each cash dividend on the Common Stock, the Stock Account of each Participant who had a balance in his or her Stock Account on the record date for such dividend shall be credited with a number of units of Phantom Stock, and fractions thereof, obtained by dividing (i) the aggregate dollar amount of such cash dividend payable in respect of such Participant’s Stock Account (determined by multiplying the dollar value of the dividend paid upon a single share of Common Stock by the number of units of Phantom Stock credited to the Participant’s Stock Account on the record date for such dividend); by (ii) the Fair Market Value of the Common Stock on the business day immediately preceding the payment date for such cash dividend.

(c) Stock Dividends. Effective as of the payment date for each stock dividend on the Common Stock, additional units of Phantom Stock shall be credited to the Stock Account of each Participant who had a balance in his or her Stock Account on the record date for such dividend. The number of units that shall be credited to the Stock Account of such a Participant shall equal the number of shares of Common Stock, and fractions thereof, which the Participant would have received as stock dividends had he or she been the owner on the record date for such stock dividend of the number of shares of Common Stock equal to the number of units credited to his or her Stock Account on such record date.

(d) Allocation of Dividends. To the extent required for bookkeeping purposes, the allocation of additional units of Phantom Stock attributable to cash dividends or stock dividends will be made to the Stock Sub-Account holding existing units to which the cash dividend or stock dividend relates. For example, a Participant’s 1998 Stock Sub-Account will be credited with dividends attributable to units held in the 1998 Stock Sub-Account. A Participant’s 1999 Stock Sub-Account will be credited with dividends attributable to units held in the 1999 Stock Sub-Account, and so on.

(e) Recapitalization. If, as a result of a recapitalization of the Corporation, the outstanding shares of Common Stock shall be changed into a greater number or smaller number of shares, the number of units of Phantom Stock credited to a Participant’s Stock Account shall be appropriately adjusted on the same basis.

7.5 Distributions.

(a) Distributions. Distributions from the Stock Account shall be made either in ash or shares of Common Stock, as indicated by the Participant at least six months prior to the scheduled distribution. Any fractional units shall be paid in cash. The number of units to be distributed from a Participant’s Stock Account shall be valued by multiplying the number of such units of Phantom Stock by the Fair Market Value of the Common Stock as of the business day immediately preceding the date such distribution is to occur. The shares of Common Stock distributable to Non-Employee Directors under the Plan must be previously issued and repurchased shares and may not be original issue shares.

(b) Timing. Distributions from a Participant’s Stock Account shall commence on the date the Participant selects on the initial Deferral Election Form. Any date selected by the Participant must be at least two calendar years following the date of the initial Deferral Election Form and will apply to all amounts (including future deferrals) held in the Stock account. In no event, however, shall a Participant’s Stock Account commence to be distributed later than 90 days following the Participant’s death. If the Participant fails to designate a payment commencement date in the Participant’s initial Deferral Election Form or within six months of such initial Deferral Election Form, the Participant’s Stock Account shall commence to be distributed no later than 90 days following the Participant’s Termination of Service.

(c) Optional Forms of Payment. Distributions from Participant Stock Accounts (either in cash or in Common Stock) may be paid to the Participant either in a lump sum or in a number of approximately equal annual installments designated by the Participant on the Participant’s initial Deferral Election Form. Such annual installments may be for 5 years, 10 years or 15 years. The method of payment (e.g., in lump sum or installments) elected on the Participant’s initial Deferral Election Form will apply to all amounts (including future deferrals) held in the Stock Account. If a Participant elects to receive a distribution of his or her Stock Account in cash installments, the Plan Administrator may purchase an annuity from an insurance company which annuity will pay the Participant the desired annual installments. If the Plan Administrator purchases an annuity contract, the Non-Employee Director will have no further rights to receive payments from the Corporation or the Plan with respect to the amounts subject to the annuity. If the Plan Administrator does not purchase an annuity contract, the value of the Stock Account remaining unpaid shall continue to receive allocations of dividends as provided in Section 7.4. If the Participant fails to designate a payment method in his or her initial Deferral Election Form or within six months of such initial Deferral Election Form, the Participant’s Stock Account shall be distributed in a lump sum.

(d) Irrevocable Elections. The payment commencement date and payment form elected or deemed elected on the Participant’s initial Deferral Election Form shall become irrevocable and may not be modified after the execution of such initial Deferral Election Form; provided that such a modification is permitted within six months after execution of such initial Deferral Election Form and in accordance with the following:

(i) the Participant must change his election not less than twelve (12) months before a scheduled payment;

(ii) the first payment with respect to such changed election must be deferred at least five (5) years from the date such payment would otherwise have been made; and

(iii) the changed election shall not become effective for twelve (12) months.

A Participant’s election of payment commencement date and payment form shall be uniform for all years’ Annual Retainer deferred under the Plan.

(e) Acceleration of Payment. The Plan Administrator may involuntarily cash out a Participant’s interest in this Plan in a single lump sum cash payment if the following criteria are satisfied:

(i) The Plan Administrator determines in writing to involuntarily cash out the Participant (such writing must be completed before the payment is distributed);

(ii) The payment results in the termination and liquidation of the Participant’s entire interest under this Plan as well as under any agreement, program, or arrangement that is aggregated with this Plan under Treas. Reg. Section 1.409A-1(c)(2); and

(iii) The lump sum cash payment is not greater than the applicable dollar amount under Section 402(g)(1)(B) (the maximum permissible 401(k) contribution – not including catch-up contributions).

(f) Payment to Beneficiary. Upon the Participant’s death, all unpaid amounts held in the Participant’s Stock Account shall be paid to the Participant’s Beneficiary in the same benefit payment form the Participant elected on the Deferral Election Form and in accordance with the payment distribution rules set forth in the Plan. Such payment will commence to be paid on the first business day of the fourth month following the Participant’s death.

(g) Payment to Minors and Incapacitated Persons. In the event that any amount is payable to a minor or to any person who, in the judgment of the Plan Administrator, is incapable of making proper disposition thereof, such payment shall be made for the benefit of such minor or such person in any of the following ways as the Plan Administrator, in its sole discretion, shall determine:

(i) By payment to the legal representative of such minor or such person;

(ii) By payment directly to such minor or such person;

(iii) By payment in discharge of bills incurred by or for the benefit of such minor or such person. The Plan Administrator shall make such payments without the necessary intervention of any guardian or like fiduciary, and without any obligation to require bond or to see to the further application of such payment. Any payment so made shall be in complete discharge of the Plan’s obligation to the Participant and his or her Beneficiaries.

7.6 Change of Control. Notwithstanding any other provisions in the Plan, in the event there is a Change of Control, (i) any Participant whose service is terminated on account of such Change of Control shall receive an immediate lump sum payment of the Participant’s Stock Account balance, and (ii) any Participant who has commenced receiving installment distributions from the Plan (other than from an annuity contract purchased from an insurance company) shall immediately receive a lump sum payment in an amount equal to the unpaid balance of the Participant’s Stock Account. A Participant’s service shall be considered to have “terminated on account of such Change of Control” only if the Participant’s service on the Board is terminated without cause during the 24-month period following the Change of Control.

7.7 Financial Hardship. The Committee may, in its sole discretion, accelerate the making of payment to a Participant of an amount reasonably necessary to handle a severe financial hardship of a sudden and unexpected nature due to causes not within the control of the Participant. Such payment may be made even if the Participant has not incurred a Termination of Service. All financial hardship distributions shall be made in cash in a lump sum. Such payments will be made on a first-in, first-out basis so that the oldest Annual Retainer deferred under the Plan shall be deemed distributed first in a financial hardship.

7.8 Application for Benefits. The Plan Administrator may require a Participant or Beneficiary to complete and file certain forms as a condition precedent to receiving the payment of benefits. The Plan Administrator may rely upon all such information given to it, including the Participant’s current mailing address. It is the responsibility of all persons interested in receiving a distribution pursuant to the Plan to keep the Plan Administrator informed of their current mailing addresses.

7.9 Designation of Beneficiary. Each Participant from time to time may designate any person or persons (who may be designated contingently or successively and who may be an entity other than a natural person) as his or her Beneficiary or Beneficiaries to whom the Participant’s Stock Account is to be paid if the Participant dies before receipt of all such benefits. Each Beneficiary designation shall be on the form prescribed by the Plan Administrator and will be effective only when filed with the Plan Administrator during the Participant’s lifetime. Each Beneficiary designation filed with the Plan Administrator will cancel all Beneficiary designations previously filed with the Plan Administrator. The revocation of a Beneficiary designation, no matter how effected, shall not require the consent of any designated Beneficiary.

7.10 Responsibility for Investment Choices. Each Participant is solely responsible for any decision to defer Annual Retainer into his or her Stock Account and accepts all investment risks entailed by such decision, including the risk of loss and a decrease in the value of the amounts he or she elects to defer into his or her Stock Account.

7.11 Funding. Deferred benefits under this Article 7 shall be paid from the general assets of the Corporation or as otherwise directed by the Corporation. To the extent that any Participant acquires the right to receive payments under the Plan (from whatever source), such right shall be no greater than that of an unsecured general creditor of the Corporation. Participants and their Beneficiaries shall not have any preference or security interest in the assets of the Corporation other than as a general unsecured creditor.

ARTICLE 8

AMENDMENT AND TERMINATION

8.1 Amendment, Suspension or Termination. The Board may amend, suspend or terminate the Plan, at any time and from time to time, without notice, to any extent deemed advisable; provided, however, that (i) the Board may condition any amendment or modification on the approval of stockholders of the Corporation if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations, and (ii) no such amendment or termination shall (without the written consent of the Participant, if living, and if not, the Participant’s Beneficiary) adversely affect any benefit under the Plan which has accrued with respect to the Participant or Beneficiary as of the date of such amendment or termination regardless of whether such benefit is in pay status.

ARTICLE 9

MISCELLANEOUS

9.1 Right to Service. Except as provided in the Plan, no Non-Employee Director shall have any claim or right to be granted Shares under the Plan. Neither the Plan nor any action pursuant thereto shall be construed as giving any Non-Employee Director a right to be retained in the service of the Corporation. The adoption of this Plan shall not affect any other compensation, retirement or other benefit plan or program in effect for the Corporation.

9.2 Validity. In the event that any provision of the Plan is held to be invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of the Plan.

9.3 Inurement of Rights and Obligations. The rights and obligations under the Plan and any related agreements shall inure to the benefit of, and shall be binding upon the Corporation, its successors and assigns, and the Non-Employee Directors and their beneficiaries.

9.4 Headings. Headings are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

9.5 Governing Law. The Plan shall be construed, governed and enforced in accordance with the law of Georgia, except as such laws are preempted by applicable federal law.

9.6 Spendthrift Clause. None of the benefits, payments, proceeds or distribution under the Plan shall be subject to the claim of any creditor of any Participant or Beneficiary, or to any legal process by any creditor of such Participant or Beneficiary, and none of them shall have any right to alienate, commute, anticipate or assign any of the benefits, payments, proceeds or distributions under the Plan except to the extent expressly provided herein to the contrary.

9.7 Merger. The Plan shall not be automatically terminated by the Corporation’s acquisition by, merger into, or sale of substantially all of its assets to any other organization, but the Plan shall be continued thereafter by such successor organization. All rights to amend, modify, suspend or terminate the Plan shall be transferred to the successor organization, effective as of the date of the combination or sale.

9.8 Release. Any payment to Participant or Beneficiary, or to their legal representatives, in accordance with the provisions of the Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Plan Administrator and the Corporation, either of whom may require such Participant, Beneficiary, or legal representative, as a condition precedent to such payment, to execute a receipt and release therefore in such form as shall be determined by the Plan Administrator or the Corporation, as the case may be.